TECHNOLOGY DEVELOPMENT AGREEMENT
                                 No. 206-01.OPT

THIS AGREEMENT, made this 27th day of May, 1997 (the "EFFECTIVE DATE"), is by and between the ARIZONA BOARD OF REGENTS, a body corporate of the State of Arizona, acting on behalf of and for ARIZONA STATE UNIVERSITY of Tempe, Arizona ("ASU") and OXiGENE Europe AB, a corporation organized under the laws of Sweden having its principal place of business located at IDEON Research Park, Scheelevagen 17, S-223 70 Lund, SWEDEN ("OPTIONEE").

                                    RECITALS
                                    --------

A. Certain inventions, generally characterized as a family of Anti-cancer drugs known under the name "Combretastatins" and collectively referred to as the "TECHNOLOGY", were made in the course of research at ASU by
         G. Robert Pettit, and others and are covered by ASU's Patent Rights as defined below.

B. ASU owns certain patent applications and patents covering the TECHNOLOGY as set forth in Paragraph 1.1 (ASU's PATENT RIGHTS), and ASU may file one or more additional applications claiming the TECHNOLOGY or novel adaptations or modifications of it.

C. The National Cancer Institute sponsored part of the development of the TECHNOLOGY and, as a consequence, this Agreement is subject to overriding obligations to the Federal Government as set forth in 35 U.S.C. 200-212 and applicable governmental implementing regulations.

D. ASU is desirous that the TECHNOLOGY be developed and utilized to the fullest extent so that the benefits can be enjoyed by the general public.

E. The OPTIONEE is desirous of obtaining certain rights from ASU for the commercial development, use and sale of products or services covered by ASU's PATENT RIGHTS, and ASU is willing to grant such rights;


                                    AGREEMENT
                                    ---------

1.       DEFINITIONS

         1.1. "ASU's PATENT RIGHTS" shall mean patent rights to any subject matter claimed in or covered by any of the following:

                  Under ASU Case No. 206:
                  ----------------------
                  U.S. Patent Nos. 5,409,953 & 5,569,786 entitled "Isolation, Structural Elucidation and Synthesis of Novel Antineoplastic Substances Denominated "Combretastatins""

                  Under ASU Case No. 224:
                  ----------------------
                  U.S. Patent No. 4,996,237 entitled "Combretastatin A-4"

                  Under ASU Case No. 516:
                  ----------------------
                  U.S.  Patent No.  4,940,726  entitled "Cell Growth  Inhibitory
                  Macrocyclic  Lactones   Denominated   Combretastatin  D-1  and
                  Combretastatin D-2"

                  Under ASU Case No. 700:
                  ----------------------
                  U.S.  Patent  No.  5,561,122  entitled   "Combretastatin   A-4
                  Prodrug"

                  and continuing applications thereof including all additions, renewals, divisions, substitutions, continuations and continuation-in-part applications; any patents issuing on said application or continuing applications including reissues; and any corresponding foreign applications or patents.

         1.2. "LICENSED PRODUCT" shall mean any material, composition, composition of matter, compound, device or embodiment the use of which would constitute, but for any license granted to the OPTIONEE, pursuant to a LICENSE AGREEMENT, if entered, an infringement of any pending or issued claim within ASU's PATENT RIGHTS as defined herein.

         1.3. "LICENSED METHOD" shall mean any method, procedure, process or other subject matter whose use or practice would constitute, but for any license granted to OPTIONEE, pursuant to a LICENSE AGREEMENT, if entered, an infringement of any claim in the ASU PATENT RIGHTS as defined herein.

         1.4. "KNOW-HOW" shall mean all technical data, information, materials and technical expertise that relates to TECHNOLOGY, including without limitation, chemical and physical data and techniques, clinical data, medical uses, product forms, formulations, and specifications.

         1.5. "NET SALES" means the total of the gross invoice prices of LICENSED PRODUCTS sold by the OPTIONEE, if the parties enter a LICENSE AGREEMENT, an AFFILIATE or a sublicensee, if applicable, less the sum of the following actual and customary deductions where applicable: cash, trade or quantity discounts; sales, use, tariff, import/export duties or other excise taxes imposed on or levied with respect to any sale of LICENSED PRODUCTS; transportation charges and allowances or credits to customers because of rejections or returns. Transfers to an AFFILIATE or sublicensee for end use by such AFFILIATE or sublicensee if applicable shall be treated as NET SALES.

         1.6. "AFFILIATE" means any corporation or other business entity that, directly or indirectly, controls, is controlled by or is under common control with OPTIONEE provided, however, that in any country where the local law shall not permit foreign equity participation of at least 50%, then an "AFFILIATE" shall include any company in which the OPTIONEE shall own or control, directly or indirectly, the maximum percentage of such outstanding stock or voting rights permitted by local law.

         1.7. "INVENTOR" shall, for the purposes of this Agreement, mean Dr. George R. Pettit and others whose names appear on the patents or patent applications described under Section 1.1.

         1.8. "TERM" shall mean that period beginning on the EFFECTIVE DATE and ending on the date that is twenty four months from the EFFECTIVE DATE.

         1.9. "LICENSE AGREEMENT" means the license agreement between ASU and OPTIONEE that shall result if OPTIONEE exercises its option pursuant to Article 4 and the parties are successful in negotiating pursuant to Article 6.

         1.10. "TECHNOLOGY" means certain inventions, generally characterized as a family of anti-cancer drugs known under the name "Combretastatins", which were made in the course of research at ASU by Drs. G. Robert Pettit, et. al. and are covered by ASU's Patent Rights as defined herein.


2.       SCOPE OF GRANT AND DURATION

         2.1. On the terms and conditions set forth in this Agreement, ASU hereby grants to OPTIONEE an exclusive option to acquire an exclusive world-wide license to ASU's PATENT RIGHTS to make, have made, market, sell, sub-license and otherwise use LICENSED PRODUCTS and to practice the LICENSED METHOD.

         2.2.     Said option  shall have a duration  for the TERM  specified in
                  Section 1.10.

         2.3. No license shall be deemed to have been granted unless and until OPTIONEE exercises its option and a LICENSE AGREEMENT is executed and delivered by OPTIONEE and ASU as contemplated by this Agreement.

         2.4. Under this Agreement, OPTIONEE, in its own name, shall have the right to file an Investigational New Drug Application
                  (IND) with the United  States Food & Drug  Administration  (US
                  FDA) with respect to clinical testing of the TECHNOLOGY.


3.       OPTION FEE

         As consideration for this Agreement, OPTIONEE agrees to pay to ASU an Option Fee of * payable upon execution of this Agreement. This fee is not refundable, but if the OPTIONEE exercises its option, the OPTIONEE shall have the right, in its sole and absolute discretion, to credit this Option Fee *.

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*     Omitted pursuant to request for confidential treatment.


4.       TECHNICAL ASSISTANCE & TECHNICAL ASSISTANCE FEE

         4.1.     ASU shall:

                  4.1.1. Permit representatives from OPTIONEE (and, if the parties enter a LICENSE AGREEMENT, representatives of a person or entity to which OPTIONEE has granted a sub-license in accordance with the LICENSE AGREEMENT) to visit the facilities of ASU for the purpose of personally observing the practice and testing of TECHNOLOGY or the production of LICENSED PRODUCT, and

                  4.1.2. Arrange for its representatives to visit such facilities as may be designated by OPTIONEE in order to provide to OPTIONEE (or, if the parties enter a LICENSE AGREEMENT, any person or entity to which OPTIONEE has granted a sub-license in accordance with the LICENSE AGREEMENT) any technical assistance and advice as OPTIONEE (or, if the parties enter a LICENSE AGREEMENT, any person or entity to which OPTIONEE has granted a sub-license in accordance with the LICENSE AGREEMENT) may reasonably require in connection with the production, packaging, inspecting, and testing of the TECHNOLOGY and the LICENSED PRODUCTS or the LICENSED METHODS.

         4.2. OPTIONEE shall give ASU reasonable prior notice of any intended visits or required assistance as contemplated by Sections 4.1.1. and 4.1.2 above and the visits shall be of reasonable duration and made at reasonable times during regular business hours. OPTIONEE shall bear the entire cost of the visits made pursuant to sub-paragraph (4.1.1) and shall promptly reimburse ASU for all reasonable salary, travel and other expenses actually incurred by ASU's technical personnel in the course of the visits made to the facilities of OPTIONEE (or any person or entity to which OPTIONEE has granted a sub-license in accordance with the LICENSE AGREEMENT) facilities pursuant to sub-paragraph (4.1.2).

         4.3. In consideration of the assistance to be provided by ASU as contemplated by this Article 4, OPTIONEE shall pay ASU an aggregate fee of $100,000 in addition to the option fee and any future license issue fee, and in addition to any costs paid or reimbursed by OPTIONEE pursuant to Section 4.2. This fee is payable in two installments of $50,000 each, the first of which is due no later than one hundred eighty (180) days from the EFFECTIVE DATE of this Agreement and the second of which is due no later than one year and one hundred eighty
                  (180) days from the EFFECTIVE DATE of this Agreement.


5.       EXERCISE OF THE OPTION

         If OPTIONEE elects to exercise its option to a LICENSE  AGREEMENT under
         Section 2.1 hereof,  OPTIONEE  shall notify ASU in writing  pursuant to
         Article 15 (Notices) prior to the expiration of the TERM of this Agreement. Failure of OPTIONEE to so notify ASU shall be deemed an election by the OPTIONEE not to secure a license.


6.       TERMS OF PROPOSED LICENSE

         If OPTIONEE exercises its option to a LICENSE AGREEMENT as contemplated by Sections 2.1 and 5, OPTIONEE and ASU shall thereupon negotiate in good faith and shall use its best efforts to arrive at mutually agreeable, reasonable terms and conditions for the license. The terms of the License Agreement shall include, but not be limited to, the following provisions:

         6.1. A worldwide, exclusive license to make, have made, market, sell and otherwise use the LICENSED PRODUCTS and to practice the LICENSED METHOD for the life of ASU's PATENT RIGHTS;

         6.2.     A right to sub-license ASU's PATENT RIGHTS worldwide;

         6.3.     A License Issue Fee payable as follows:

                  6.3.1.     * payable upon execution of the LICENSE AGREEMENT.

                  6.3.2. * payable upon each June 1 and December 1 following the EFFECTIVE DATE of the LICENSE AGREEMENT until all * payments have been made.

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*     Omitted pursuant to request for confidential treatment.



         6.4. A royalty rate * of the NET SALES of LICENSED PRODUCTS and * of the NET SALES by the sub-licensee of LICENSED PRODUCTS;

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*     Omitted pursuant to request for confidential treatment.


         6.5. Minimum annual royalties in an amount equal to Twenty Thousand US Dollars ($20,000.00) which will commence upon OPTIONEE's receipt of marketing approval from the US FDA or any other European regulatory agency. Such minimum annual royalties shall be fully credited against earned royalties;

         6.6. Technical assistance provided by ASU under terms substantially similar to those specified in Sections 4.1 and 4.2 of this Agreement.

         6.7. OPTIONEE acknowledges that ASU, for its own internal purposes, may allocate the Option Fee and future License Issue Fee payments to ASU Case Nos. 224 and 700. OPTIONEE further acknowledges that ASU will allocate future earned royalties to LICENSED PRODUCTS according to the patent claims that the LICENSED PRODUCTS are sold under. These allocations shall not relieve OPTIONEE from its obligations to make fee payments as provided for under this Agreement.

         6.8. All costs incurred by ASU from and after the effective date of the LICENSE AGREEMENT in filing, prosecuting and maintaining ASU's PATENT RIGHTS in the United States and elsewhere shall be borne by OPTIONEE. ASU shall prepare and deliver to OPTIONEE a report setting forth the countries in which it has filed and intends to file applications with respect to ASU's PATENT RIGHTS. OPTIONEE may ask ASU in writing to eliminate certain countries in which OPTIONEE intends not to market the LICENSED PRODUCTS. OPTIONEE shall not be responsible for any costs incurred by ASU for the eliminated countries after receipt of such request by OPTIONEE.

         6.9. The following diligence requirements will be included in the LICENSE AGREEMENT and will have to be met by OPTIONEE:

                  6.9.1. Filing for approval by the US FDA or other European regulatory agency to commence at least one Phase II clinical trial involving ASU's PATENT RIGHTS no later than one (1) year from the EFFECTIVE DATE of the LICENSE AGREEMENT; and

                  6.9.2. Filing for approval by the US FDA or other European regulatory agency to commence at least one Phase III clinical trial involving ASU's PATENT RIGHTS no later than one (1) year from the completion of a Phase II clinical trial or two (2) years from the initiation of a Phase II clinical trial whichever is earlier in time; and

                  6.9.3. OPTIONEE shall use its best efforts to make a valid application for an NDA with the US FDA no later than six months after completion of the first Phase III clinical trial.

                  6.9.4. The clinical trials referred to in Paragraphs 6.8.1 and 6.8.2 above shall be conducted at the expense of OPTIONEE or an AFFILIATE of OPTIONEE.

                  6.9.5. The parties shall promptly advise one another of any confirmed instances, which come to their attention of severe or unexpected reactions from the use of any LICENSED PRODUCT.

                  6.9.6. In the event that OPTIONEE, in its sole and absolute discretion, determines that (i) filing for US FDA or European regulatory approval is not warranted by the clinical testing data with respect to the clinical trials contemplated by Sections 6.8.1 and/or 6.8.2, or (ii) further development of the TECHNOLOGY is not economically feasible, OPTIONEE shall so notify ASU and provide ASU with a report setting forth in reasonable detail the basis for its determination, whereupon OPTIONEE may terminate this Agreement with no further obligation to ASU except for the payment of any fees which came due or royalties accrued prior to the date of notification by OPTIONEE.

                  6.9.7. Meet the reasonably anticipated market demand for such LICENSED PRODUCTS following commencement of marketing and during the term of the LICENSE AGREEMENT.

         6.10 OPTIONEE shall agree to manufacture LICENSED PRODUCTS in accordance with applicable US law.

         6.11 Indemnification of ASU under terms substantially similar to those set forth in Section 14 of this Agreement.

         6.12 Provisions identical to those contained in Sections 20.6, 20.7, 20.8 and 20.9 of this Agreement.

         6.13 In the event OPTIONEE and ASU are unable to conclude a LICENSE AGREEMENT within six (6) months ("NEGOTIATION PERIOD") after OPTIONEE notifies ASU pursuant to Section 5 of this Agreement, then ASU shall be free to negotiate a license arrangement with a third party. If, for a maximum of one (1) year after the NEGOTIATION PERIOD, ASU and a third party agree on the terms and conditions of a license agreement with respect to ASU's PATENT RIGHTS, and such terms and conditions are more favorable to the third party than those that were last offered to and not accepted by OPTIONEE, then ASU shall give prompt written notice (the "THIRD PARTY LICENSE NOTICE") to OPTIONEE of the terms and conditions and OPTIONEE shall have a right of first refusal (exercisable by written notice to ASU within thirty (30) days after receipt by OPTIONEE of the THIRD PARTY LICENSE NOTICE) to enter into a license arrangement with ASU on the terms and conditions negotiated between ASU and such third party and set forth in the THIRD PARTY LICENSE NOTICE.


7.       DUE DILIGENCE REQUIRED UNDER THIS OPTION

         7.1. OPTIONEE shall diligently undertake such research and testing of the TECHNOLOGY and the LICENSED PRODUCTS as is reasonably necessary to evaluate its interest in exercising the option.

         7.2. OPTIONEE shall finance the pre-clinical development, stability testing, batch manufacturing, pre-clinical toxicity studies and pharmacokinetics of Combretastatin A-4 and/or Combretastatin A-4 Prodrug within the TERM of this Agreement. OPTIONEE further agrees to use its best efforts to conduct pre-clinical development, stability testing, toxicity studies and pharmacokinetics on all other compounds within ASU's PATENT RIGHTS.

         7.3. OPTIONEE agrees to initiate, at its own expense, at least one Phase I clinical trial using Combretastatin A-4 and/or Combretastatin A-4 Prodrug within the TERM of this Agreement. Said Phase I clinical trial shall be independent of any clinical trials being conducted by the British Cancer Research Campaign (BCRC). ASU agrees to notify the BCRC of the existence of this Agreement and to request that the BCRC coordinate its clinical trial activity with that of OPTIONEE so that any BCRC clinical trial activity does not contravene or conflict with OPTIONEE's rights under this Agreement or the LICENSE AGREEMENT, if one is entered.

         7.4. OPTIONEE shall provide ASU with four progress reports covering its activities relating to the development and testing of Licensed Products as described in Paragraph 7.2 in six month intervals, the first such progress report to be delivered on or before the date that is six months following the EFFECTIVE DATE of this Agreement.

         7.5.     The parties shall promptly advise one another of any confirmed
                  instances,   which  come  to  their  attention  of  severe  or
                  unexpected reactions from the use of any LICENSED PRODUCT.

         7.6. OPTIONEE shall be entitled to exercise prudent and reasonable business judgment in meeting its due diligence obligations hereunder. If OPTIONEE determines in its sole and absolute discretion that continuation of any further development or clinical testing of the TECHNOLOGY or LICENSED PRODUCTS is not warranted by available testing data, or otherwise is not economically feasible the OPTIONEEE shall so notify ASU and provide ASU with a report setting forth in reasonable detail the basis for its determination, whereupon OPTIONEE may terminate this Agreement with no further obligation to ASU except for the payment of any fees which came due or royalties accrued prior to the date of notification by OPTIONEE.

         7.7. Promptly after the EFFECTIVE DATE of this Agreement and from time to time during the TERM of this Agreement, and to the extent that ASU has all necessary legal and contractual rights to do so, ASU shall disclose to OPTIONEE all technical information and KNOW-HOW pertaining to LICENSED PRODUCT that is known by ASU and with respect to which ASU is then empowered to grant the rights granted to OPTIONEE in this Agreement. ASU shall from time to time during the TERM of this Agreement disclose to OPTIONEE all further necessary technical information and KNOW-HOW that ASU may acquire or develop
                  during  the  TERM  of  this   Agreement   pertaining   to  the
                  TECHNOLOGY.


8.       PATENT PROSECUTION AND MAINTENANCE

         8.1. ASU shall diligently prosecute and maintain the patents and patent applications identified as ASU's PATENT RIGHTS. All domestic and foreign patent applications shall be filed in the name of ASU and shall be held in the name of ASU.

         8.2. Upon request by OPTIONEE ASU shall provide OPTIONEE with copies of all relevant documentation so that OPTIONEE may be informed and apprised of the continuing prosecution, and OPTIONEE agrees to keep this documentation confidential.

         8.3. ASU shall use all reasonable efforts to amend any patent application to include claims requested by OPTIONEE and required to protect the products contemplated to be sold under the LICENSE AGREEMENT.


9.       LIFE OF THE AGREEMENT

         9.1. Unless earlier terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement shall be in full force and effect from the Effective Date to and including the last date of the TERM specified in Section 1.10.

         9.2. Any termination of this Agreement shall not affect the rights and obligations set forth in the following Articles:

                  Article 12        Use of Names and Trademarks
                  Article 14        Indemnification
                  Article 17        Late Payments

         9.3. Any termination of this Agreement shall not relieve OPTIONEE of its obligation to pay any monies accrued and owing at the time of such termination and shall not impair any ASU's right to collect any monies then due and owed to it.


10.      TERMINATION BY ASU

         In the event OPTIONEE violates or fails to perform any material term or covenant of this Agreement, ASU may give written notice of such default (Notice of Default) to OPTIONEE. If OPTIONEE should fail to cure such default (or shall have failed to commence steps reasonably designed to cure such default) within thirty (30) days of the effective date of such notice, ASU shall have the right to terminate this Agreement by a second written notice (Notice of Termination) to OPTIONEE. If a Notice of Termination is sent to OPTIONEE this Agreement shall automatically terminate on the effective date of such Notice of Termination. These notices shall be subject to Article 15 (Notices).


11.      TERMINATION BY OPTIONEE

         OPTIONEE shall have the right at any time and from time to time to terminate this Agreement in whole or as to any portion of ASU's PATENT RIGHTS by giving notice in writing to ASU. Such notice shall be given in accordance with Article 15 (Notices) and such termination shall effective as of the date that is thirty (30) days from the effective date of such notice or such other date as may be set forth in the notice of termination, whichever is later.

12.      USE OF NAMES AND TRADEMARKS

         12.1. Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, service mark or other designation of either party hereto (including contraction, abbreviation or simulation of any of the foregoing). Unless required by law, the use of the name "ASU" or "Arizona State University" or "Arizona Board of Regents" is expressly prohibited.

         12.2. Notwithstanding Section 12.1, above, OPTIONEE and any AFFILIATE of OPTIONEE shall have the right to disclose and/or to file as an exhibit to filings required to be made by OPTIONEE or any AFFILIATE of OPTIONEE with the Securities & Exchange Commission the existence and terms of this Agreement and the proposed LICENSE AGREEMENT.

         12.3. It is understood that ASU shall be free to release to the inventors and senior administrative officials employed by ASU the terms and conditions of this Agreement upon their request. It is further understood that should a third party inquire whether a license to ASU's PATENT RIGHTS is available, ASU may disclose the existence and the TERM of this Agreement to such third party, but shall not disclose the name of the OPTIONEE, except where ASU is required to release such information under either the Arizona Public Records Act or other applicable law.


13.      LIMITED WARRANTY

         13.1. ASU represents and warrants to OPTIONEE that it has the corporate power and legal right to execute and deliver this Agreement and the LICENSE AGREEMENT, if one is negotiated, and to perform its obligations. The execution and delivery of this Agreement by ASU does not violate any (i) provision of law or regulation applicable to ASU, or (ii) other agreement or arrangement, whether written or oral, to which ASU is a party or by which it or its properties are bound. ASU has not received any notice alleging that any of the patents included in ASU's PATENT RIGHTS infringe on the patents or other proprietary technology of a third party. To the best of ASU's knowledge, the ASU's PATENT RIGHTS do not infringe on the patents or other proprietary technology of a third party, nor does ASU know of any basis for such a claim of infringement.

         13.2. This Agreement and the associated TECHNOLOGY are provided without warranty, merchantability, or fitness for a particular purpose or any other warranty, express or implied. Subject to
                  Section 13.1, ASU makes no representation or warranty that the LICENSED PRODUCTS or LICENSED METHODS will not infringe any patent or other proprietary right.

         13.3. In no event will ASU be liable for any incidental, special or consequential damages in connection with the use of the TECHNOLOGY or LICENSED PRODUCTS except to the extent such damages are the result of ASU's willful misconduct or gross negligence.

         13.4.    Nothing in this Agreement shall be construed as:

                  13.4.1. Subject to Section 13.1, a warranty or representation by ASU as to the validity or scope of any ASU's PATENT RIGHTS; or

                  13.4.2. Subject to Section 13.1, a warranty or representation that anything made, used, sold or otherwise disposed of under any license of ASU's PATENT RIGHTS is or will be free from infringement of patents of third parties; or

                  13.4.3. An obligation to bring or prosecute actions or suits against third parties for patent infringement, provided, however, that if ASU fails or declines to bring or prosecute any such action or suit, OPTIONEE has the right to undertake such action or suit in its own name; or

                  13.4.4. Conferring by implication, estoppel or otherwise any license or rights under any patents of ASU other than ASU's PATENT RIGHTS set forth in Section 1.1, regardless of whether such patents are dominant or subordinate to ASU's Patent Rights; or

                  13.4.5. An obligation to furnish any know-how not included in ASU's PATENT RIGHTS.


14.      INDEMNIFICATION

         14.1. OPTIONEE agrees to indemnify, hold harmless and defend ASU, its officers, employees and agents; the sponsors of the research that lead to the TECHNOLOGY; and the INVENTOR of the patents and patent application included in ASU's PATENT RIGHTS (collectively, the INDEMNITEES) against any and all claims, suits, losses, damages, costs, fees, and expenses resulting from or arising out of exercise of this Agreement; provided, however, that OPTIONEE shall have no obligation to indemnify any INDEMNITEE for the negligence or willful misconduct of or breach of representation contained in this Agreement by such INDEMNITEE.

         14.2. ASU shall promptly notify OPTIONEE in writing of any claim or suit brought against ASU in respect of which ASU intends to invoke the provisions of this Article 14. OPTIONEE will keep ASU informed on a current basis of its defense of any claims pursuant to this Article 14.



15.      NOTICES

         Any payment, notice or other communication required or permitted to be made or given to either party pursuant to this Agreement shall be deemed sufficiently made or given on the date of mailing if sent to the party by certified or registered mail, postage prepaid, addressed to it at its address set forth below or to such other address as shall have been designated by written notice given in accordance with the provisions of this Section 14.




         In the case of ASU:
         ------------------

         Office of Technology Collaborations & Licensing
         Office of the Vice Provost for Research
         Arizona State University
         P. O. Box 873511
         Tempe, AZ  85287-3511


         In the case of OPTIONEE:           COPY TO:
         -----------------------            -------

         OXiGENE Europe AB                  OXiGENE, Inc.
         IDEON Research Park                110 East 59th Street
         Scheelevagen 17                    New York, NY  10022
         S-223  70  Lund,  SWEDEN           Attn.:   Vice President

         Any notice required or permitted to be given pursuant to this Agreement shall be deemed effective 10 days following receipt of a notice given in accordance with the provisions of this Section 15.


16.      ASSIGNABILITY

         This Agreement is binding upon and shall inure to the benefits of ASU, its successors and assigns, but shall be personal to OPTIONEE and assignable by OPTIONEE only with the prior written consent of ASU, which consent shall not be unreasonably withheld, provided, however that OPTIONEE may assign this Agreement to an AFFILIATE without ASU's consent but with notice to ASU in accordance with Section 15.


17.      LATE PAYMENTS

         In the event fees or payments contemplated by this Agreement are not received by ASU when due, OPTIONEE agrees to pay ASU interest charges at a rate per annum of either a) Ten (10) percent, or b) five (5) percent plus the rate of interest which is charged by the San Francisco Federal Reserve Bank to member banks twenty-five (25) days prior to the date the payment was due, whichever is greater. Such interest shall be calculated from the date payment was due until actually received by ASU


18.      WAIVER

         It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.


19.      GOVERNING LAWS

         This Agreement shall be interpreted and construed in accordance with the laws of the State of Arizona.


20.      MISCELLANEOUS

         20.1. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         20.2. This Agreement will not be binding upon the parties until it has been signed below on behalf of each party; it shall then be effective as of the EFFECTIVE DATE. No amendment or modification shall be valid or binding upon the parties unless made in writing and signed by each party.

         20.3. In case any of the provisions contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, but this Agreement shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

         20.4. This Agreement embodies the entire understanding of the parties and shall supersede all previous communications, representations, or undertakings, whether verbal or written, between the parties relating to its subject matter.

         20.5. OPTIONEE agrees that the personnel of OPTIONEE will not for any purpose be considered employees or agents of ASU and that OPTIONEE assumes full responsibility for the actions of its personnel while performing services under this Agreement, and shall be solely responsible for their supervision, daily direction and control, payment of salary (including withholding income taxes and social security), worker's compensation and disability benefits. ASU agrees that the personnel of ASU will not for any purpose be considered employees or agents of OPTIONEE and that ASU assumes full responsibility for the actions of its personnel while performing services under this Agreement, and shall be solely responsible for their supervision, daily direction and control, payment of salary (including withholding income taxes and social security), worker's compensation and disability benefits.

         20.6. The parties agree to comply with all applicable state and federal laws, rules, regulations and executive orders as to equal employment opportunity, nondiscrimination and affirmative action.

         20.7. This Agreement is subject to Section 38-511, Arizona Revised Statutes.

         20.8. In the event of a dispute under this Agreement, the parties agree to use arbitration if, and then only to the extent required under Sections 12-1518 and 12-133, Arizona Revised Statutes.

         20.9. To the extent required by Section 35-214, Arizona Revised Statutes, OPTIONEE agrees to retain all books, accounts, reports, files and other records of OPTIONEE relating to this Agreement and make those records available at all reasonable times, upon prior written notice, for inspection and audit by ASU or the Auditor General of the State of Arizona, or their agents, during the terms of and for a period of five (5) years after the completion of this Agreement. The records shall be provided at Arizona State University, Tempe, Arizona, or another location designated by ASU upon reasonable notice to OPTIONEE.


IN WITNESS WHEREOF, both ASU and OPTIONEE have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, as of the EFFECTIVE DATE.

ARIZONA BOARD OF REGENTS                       OXiGENE Europe AB
a body corporate of the State of Arizona
acting for                                     ("OPTIONEE")
ARIZONA STATE UNIVERSITY
("ASU")

BY:-----------------------                     BY:----------------------


                                               BY:----------------------